Exhibit 3.97

State of New York	}	SS:
Department of State	}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on     JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

DOS-200 (Rev.03/02)

CERTIFICATE OF INCORPORATION

OF

DO-RE MUSIC, INC.

Under Section 402 of the Business Corporation Law

The undersigned, being a natural person of at least 21 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST:  The name of the corporation is DO-RE MUSIC, INC.

SECOND:  The corporation is formed for the following purpose or purposes:

To acquire by purchase, subscription, contract or otherwise, and to invest in, hold for investment or otherwise, to pledge and otherwise realize upon and to sell, contract to sell and dispose of all forms of securities, and personal and real property, including, but not by way of limitation, shares, stocks, bonds, debentures, warrants, rights, options, certificates of deposit, evidences of indebtedness, certificates of indebtedness, and certificates of interest issued or created, or to be issued or created, in any and all parts of the world by corporations, associations, partnerships, trustees, syndicates, individuals, governments, states, provinces, colonies, districts, municipalities and other political and govenmental divisions or subdivisions or agencies or instrumentalities thereof, or by any combinations, organizations or entities whatsoever, irrespective of their form or in the name by which they may be described; to exercise any and all rights, powers, and privileges of individual ownership or interest in respect of any and all such securities, personal and real property, or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities, personal and real property, or evidences of interest therein; and, to the extent permitted by law, to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any bonds or other evidences of indebtedness, or stock or certificates of interest therein, or other securities owned or held by the corporation or by any corporation in which the corporation may have an interest as stockholder or otherwise.

To purchase or otherwise acquire, hold, pledge, hypothecate, sell, exchange, or otherwise dispose of, and generally to deal in, to invest in and to underwrite the sale of or subscription to, alone or in syndicates or otherwise in conjunction with others, real and personal property of every sort and description, and wherever situated, including securities (which term shall include, without limitation of the generality thereof, stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets, created or issued by any persons, entities, partnerships, associations, trusts, corporations, syndicates, governments, states, provinces, colonies, districts or subdivisions or agencies or instrumentalities thereof, domestic or foreign); to acquire or become interested in any securities by original subscription, underwriting, participation in underwritings and syndicates or otherwise, including the borrowing thereof for delivery against sales previously made and entering into contracts for future delivery thereof, and to enter trading accounts and joint accounts with respect to such securities; in exchange or in payment for any securities or other property, to issue, in any lawful manner, its own securities, or to make payment therefor by any other lawful means whatsoever; and to exercise as owner or holder of any securities, all rights, powers and privileges in respect thereof.

To promote, take charge of, participate in the management of, or aid in any way now or hereafter permitted by law the formation, management, reorganization, recapitalization, liquidation, consolidation or merger of any corporation, association, partnership, trust, syndicate or entity, public or private, domestic or foreign.

To devise, formulate, prescribe, develop, improve, plan, assemble, lay-out, set-up, prepare, install, revise, manage, supervise, direct, furnish, render, and distribute information, advice, and guidance in respect of, conduct investigations, researches, and analyses concerning, and report the findings and evaluations therefrom, serve as consultants on, and generally maintain and deal in and with, in any lawful capacity, industrial and commercial systems and procedures, and marketing, production, consumer consumption, purchasing, merchandising, trading, management, sales promotion, efficiency, and industrial and personnel relations programs, methods, systems, procedures, projects, devices, facilities, and techniques, and the departments and establishments necessary, useful, or convenient in the operation and management of commercial and industrial enterprises of all kinds in domestic and foreign commerce.

2

To manage or administer as agent, as permitted by law, the department or departments and facility or facilities, and operation of operations, of any corporation, firm, or person, carrying any authorized business, and to sell or dispose of, receive and make disbursements for, or arrange for the management or administration of the whole or any part of the business or property of any corporation, firm or person, as permitted by law.

To operate, manage, maintain, supervise, and generally conduct, whether as principal, agent, licensor, licensee, and in any other lawful capacity, a general domestic and foreign industrial and commercial, advisory and counselling, marketing, production, consumer consumption, purchasing, merchandising, trading, management, efficiency, and industrial and personnel relations business in all its branches, and, without limiting the generality of the foregoing, to engage, obtain, employ, place, provide, furnish, arrange for, license the use of, negotiate, enter into, execute, acquire, hold, assign, and transfer contracts, options, and rights, for and in respect of, and otherwise generally promote, direct, and deal in and with, as principal and agent, and in any other lawful capacity, the services and employment of personnel skilled and experienced in the supervision, control, operation and maintenance of industrial and commercial management systems, techniques, methods and procedures.

To initiate, negotiate, promote, enter into, and/or perform contracts and arrangements of all kinds, as intermediary, broker, and in any other lawful capacity, for the acquisition and/or disposition of the securities, property, interest, and rights of business, commercial, mercantile, manufacturing, trading, industrial, and service enterprises and of other enterprises of all kinds.

To conduct in all its branches, and to the fullest extent authorized to corporations organized under the Business Corporation Law, a general mortgage, money, loan, real estate, and insurance brokerage business, and, in connection therewith and in furtherance thereof, whether as broker, agent, attorney-in-fact, representative, negotiator, finder, participant, and in any other lawful capacity; to arrange for and coordinate borrowings and loans between and among borrowers and lenders, and to acquire, buy, hold, manage, sell, hypothecate, pledge, exchange, lend money and other consideration and make advances upon, place, arrange, secure, service, extend, renew, make collections upon, and generally deal in and with mortgages, liens, encumbrances, pledges, bonds, debentures, notes, securities, rights, options, obligations, security interests, and other interests relating to real, personal, tangible, intangible, and mixed property of all kinds.

3

To make contracts, give guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds and other obligations, and secure any of its obligations by mortgage or pledge or all or any of its property or any interest therein, wherever situated, all to the extent permitted by the Business Corporation Law and in furtherance of its corporate purposes.

To make loans both unsecured and secured by liens on real property or tangible or intangible personal property, and to receive therefor notes which may in each instance be equal to, or in excess of, the amount of the loan being made, and to sell the notes so received and to do all things necessary or incidental thereto.  To buy, sell, make advances against and generally deal in accounts and other receivables; to act as factors for manufacturers, merchants and others; to buy, sell, and otherwise deal in merchandise and to make advances on the security thereof, including but not limited to factors’ liens, trust receipts, chattel mortgages, conditional bills of sale, warehouse receipts, warehousemen’s liens and mechanics’ liens; to assume the credit risks of and promote, organize, aid and assist financially or otherwise, any person, firm or corporation engaged in any business whatsoever, and to engage generally in the factoring business and all of its branches, but not to accept or receive deposits or otherwise engage in the business of banking or perform the functions of a bank.

To produce, operate, display, exhibit, and generally deal in and with, in any lawful capacity and by, through, and under any lawful media, any and all kinds of product, service, sales, business, management, efficiency, industrial, technical, commercial, trade, marketing, merchandising, manufacturing, consumer consumption, personnel relations, advertising, instructional, training, advisory, counselling, guidance, scientific, general-interest, entertainment, diversionary, social, and other programs, demonstrations, promotions, documentaries, commentaries, performances, and presentations, and, without limiting the generality of the foregoing, to create, devise, invent, formulate, prepare, manufacture, fabricate, assemble, install, produce, print, exhibit, display, operate, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, consultant, and in any other lawful capacity, motion

4

picture films, video and recorded tapes and transcriptions, slides, cameras, projectors, devices, instruments, machines, equipment, techniques, systems, procedures, programs, and other audio and visual media of all kinds for transmitting, projecting and relaying pictures, graphic images, and other vocal, audible, aural and visual messages, communications, instructions, and displays of all kinds; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any studios, theaters, laboratories, film, tape, and record libraries, print, storage, catalogue, projection, and other facilities, factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To acquire, hold, own, sell, assign, transfer, license, and to negotiate, enter into, execute, acquire and transfer contracts and options in connection with, and otherwise generally to promote, direct, and deal in and with, in any lawful capacity, works, compositions, books, stories, articles, translations, screen treatments, screenplays, radio and television scripts, dramatizations, recordings, services, talents, performances, renditions and any other professional output of any and all kinds, and the copyrights and other rights therein, of writers, authors, translators, dramatists, playwrights, scenarists, artists, singers, musicians, actors, dancers, performers, entertainers, composers, arrangers, directors, producers, managers, technicians, coaches, commentators, and other personnel necessary or useful in all branches of the literary field and of entertainment.

To acquire, hold, own, sell, assign, transfer, license, and to devise, create, produce, present, sponsor, manage, supervise, conduct, furnish, co-ordinate, promote, publicize, advertise, book, and to negotiate, enter into, execute, and acquire and transfer contracts and options in connection with rights of presentation, and otherwise generally deal in and with, in any lawful capacity, live, stage, motion-picture, television, radio, recorded, and other entertainment, amusement, and diversionary enterprises of all kinds, and the copyrights and other rights therein, and, without limiting the generality of the foregoing, opera, concerts, musicals, musicales, plays, dramas, personal appearances, vaudeville, variety, and other skits, acts, features, episodes, sketches, continuities, serials, sporting, athletic, and other contests and exhibitions, carnivals, pageants, spectacles, tableaux, and other performance and productions.

5

To purchase, lease, exchange, or otherwise acquire, and to own, hold, operate, and to sell, mortgage, exchange, lease; or otherwise dispose of printing, lithographing, and publishing plants; and to make any and all contracts incidental thereto.

To acquire, own, lease as lessor and lessee, license the the use of as licensor and licensee, manage, maintain, and generally deal in and with, in any lawful capacity, any and all real, personal, and mixed properties, establishments, equipment, and facilities necessary, useful, and convenient in arranging, preparing, presenting, producing, transmitting, retransmitting, telecasting, exhibiting, broadcasting, rebroadcasting, receiving, recording, routing and rerouting, relaying, and generally managing and dealing in and with, the productions, enterprises, and properties of the corporation, and to obtain, receive, grant, transfer, assign, and generally deal in and with contracts, franchises, licensing arrangements, copyrights, and other rights, options, and royalties in connection with the business of the corporation.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purposes of the business.

6

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To conduct and carry on a general music publishing and selling business, and, in connection therewith and independent thereof, to acquire, purchase, sell, license the use of, rent, assign, arrange, orchestrate, print, publish, reproduce, develop, copyright, distribute, acquire, grant, and dispose of franchises, concessions, royalties, and other rights in respect of, promote and generally deal in and with, in any lawful capacity, any and all musical selections, musical scores, musical compositions and musical matters of all kinds.

To obtain, engage, employ, supervise, advertise, publish, furnish, provide, book, license the use of, negotiate, enter into, execute, and acquire, hold, assign, and transfer contracts, options, and rights for and in respect of, and otherwise generally promote, direct, and deal in and with, as principal and agent, the songs, lyrics, libretti, scores, orchestrations, arrangements, services, talents, performances, renditions, works, compositions, recordings, transcriptions, broadcasts, telecasts, and other professional output of any and all kinds of song writers, singers, musicians, actors, actresses, dancers, performers, entertainers, composers, lyricists, arrangers, dramatists, playwrights, artists, scenarists, authors, coaches, commentators, directors, producers, managers, technicians, and other personnel necessary or useful in all branches of opera, music, drama, ballet, the theater, motion pictures, radio, television, and other fields of entertainment.

7

To acquire and hold, sell, assign and transfer copyrights, rights of presentation, licenses, and privileges for songs, scores, arrangements, orchestrations, recordings, broadcasts, telecasts, books, stories, scenarios, articles, plays, and operas, and rights of any other sort used or useful in connection with the business or objects of the corporation; to print or publish or cause to be printed or published, any song, score, arrangement, orchestration, play, scenario, poem, words, or music which the corporation may have the right to print or publish; to sell, distribute, or deal in any matters so printed as the corporation may see fit; and to conduct a general promotion, public relations, and advertising business in all its branches.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a)           inventions, devices, formulae, processes and any improvements and modifications thereof;

(b)           letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the Unites States of America or of any state of subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c)           franchises, licenses, grants and concessions.

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

THIRD:  The office of the corporation is to be located in the City of New York, County of New York, State of New York.

FOURTH:  The aggregate number of shares which the corporation shall have authority to issue is two hundred, all of which are without par value, and all of which are of the same class.

8

FIFTH:  The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served.  The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 1841 Broadway, New York, New York, Att: Michael Mayer, Esq.

SIXTH:  The duration of the corporation is to be perpetual.

SEVENTH:  No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired, and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.  Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of Section 622 of the Business Corporation Law.

EIGHTH:  Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

Subscribed and affirmed by me as true under the penalties of perjury on December 2, 1969.

/s/ Etta F. Dick
Etta F. Dick, Incorporator
200 Park Avenue
New York, New York 10017

9

CERTIFICATE OF INCORPORATION

OF

DO-RE MUSIC, INC.

STATE OF NEW YORK

DEPARTMENT [ILLEGIBLE] 402 of the Business Corporation Law

FILED DEC 3 1969

TAX $10

FILING FEE $50

/s/ John P. [ILLEGIBLE]

Secretary of State
By:	[ILLEGIBLE]
[ILLEGIBLE]

Mayer & Nussbaum

1841 Broadway

New York, New York

IMPORTANT NOTICE

A New York Corporation which is no longer conducting business should file a Certificate of Dissolution pursuant to section 1003 of the Business Corporation Law, and a foreign corporation no longer conducting business in New York State should file a Surrender of Authority pursuant to section 1310 or a Termination of Existence pursuant to section 1311 of the Business Corporation Law.  An inactive corporation continues to accrue tax liability and possible interest and penalties until formally dissolved, surrendered or terminated.  Questions regarding the filing of these certificates should be directed to the NYS Department of State, Division of Corporations, Albany, NY 12231-0002 or by calling 518-473-2492.  You are also advised to request Publication 110, “Information and Instructions for Termination of Business Corporations” from the Department of Taxation and Finance. Requests for this publication may be made by phone by calling 1-800-462-8100. Mail requests should be addressed to: NYS Department of Taxation & Finance, Taxpayer Assistance Bureau, W.A. Harriman Campus, Albany NY 12227.

Penalty - failure to timely file this statement will be reflected in the department’s records as past due or delinquent any may later subject the corporation to a fine of $250.  See Section 409 of the Business Corporation Law.

Filing Period - the filing period is the calendar month during which the original certificate of incorporation or application for authority was filed or the effective date that corporate existence began, if stated in the certificate of incorporation.

Filing Fee: The statutory filing fee is $9.00.  Checks and money orders must be made payable to the “Department of State” DO NOT mail cash.

Send entire form, completed, and with $9.00 fee, in the self-mailer envelope, to the Department of State, Division of Corporations, 41 State Street Albany, NY 12231-0002.

Biennial Statement, Part C – Signing

JANICE CANNON
PRINT OR TYPE NAME OF THE SIGNER
/s/ Janice Cannon
SIGNATURE
ASSISTANT SECRETARY
PRINT OR TYPE THE TITLE OR CAPACITY OF SIGNER

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED DEC 20 2001

BY:	/s/ [ILLEGIBLE]

MAKE NO MARKS BELOW THIS LINE

CT-07

CERTIFICATE OF CHANGE

OF

SUPER HYPE PUBLISHING, INC.

Under Section 805-A of the Business Corporation Law of the State of New York

COUNSEL:

Veronica Douglas	STATE OF NEW YORK
AOL Time Warner Inc.	DEPARTMENT OF STATE
75 Rockefeller Plaza	FILED MAY 09 2001
New York, New York 10019	TAX $
	BY:	/s/ [ILLEGIBLE]
New York

CERTIFICATE OF MERGER

[SEAL]		OF
[ILLEGIBLE] FEB 13 1970
[ILLEGIBLE]	none	SUPER HYPE MUSIC, INC.
[ILLEGIBLE]	[ILLEGIBLE]
		AND	[ILLEGIBLE]
/s/ [ILLEGIBLE]
DO-RE MUSIC, INC.
Secretary of State
By	/s/ [ILLEGIBLE]	INTO
31 ny
DO-RE MUSIC, INC.

under the name of

SUPER HYPE PUBLISHING, INC.

Legal Department

200 Park Avenue

New York, New York

CERTIFICATE OF MERGER

OF

SUPER HYPE MUSIC, INC.

AND

DO-RE MUSIC, INC.

INTO

DO-RE MUSIC, INC.

under the name SUPER HYPE PUBLISHING, INC.

(Under Section 904 of the Business Corporation Law)

It is hereby certified, upon behalf of each of the constituent corporations herein named, as follows:

FIRST:          The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

SECOND:     The name of the constituent corporation which is to be the surviving corporation, and which is hereinafter sometimes referred to as the “surviving constituent corporation”, is DO-RE MUSIC, INC.  The date upon which its certificate of incorporation was filed by the Department of State is December 3, 1969.

THIRD:         The name of the other constituent corporation, which is being merged into the surviving constituent corporation, and which is hereinafter sometimes referred to as the “merged constituent corporation”, is SUPER HYPE MUSIC, INC.  The date upon which its certificate of incorporation was filed by the Department of State is November 25, 1968.

FOURTH:     As to each constituent corporation, the plan of merger sets forth the designation and number of outstanding shares of each class and series, the specification of the classes and series entitled to vote on the plan of merger, and the specification of each class and series entitled to vote as a class on the plan of merger, as follows:

DO-RE MUSIC, INC.

At the time of adoption of merger Do-Re Music, Inc. had only one class of stock, of which two hundred shares were outstanding and all of which were entitled to vote on the plan of merger.

SUPER HYPE MUSIC, INC.

At the time of adoption of merger Super Hype Music, Inc. had only one class of stock, of which two hundred shares were outstanding and all of which were entitled to vote on the plan of merger.

FIFTH:          The merger herein certified was authorized in respect of the surviving constituent corporation and the merged constituent corporation by the vote of the holders of at least two-thirds of all outstanding shares of the corporation entitled to vote on the plan of merger.

SIXTH:         The following is a statement of any amendments or changes in the certificate of incorporation of Do-Re Music, Inc. to be effected by the merger:

The name of the corporation is changed to SUPER HYPE PUBLISHING, INC.  In that connection Article First of the Certificate of Incorporation relating to the name of the corporation is hereby amended to read as follows:

“ARTICLE FIRST: The name of the corporation is SUPER HYPE PUBLISHING, INC.”

Signed on January 14, 1970

/s/ Gerald Wexler
Gerald Wexler, Vice-
President of DO-RE MUSIC,
INC. and

/s/ Nesuhi Ertegun
Nesuhi Ertegun, Secretary
of DO-RE MUSIC, INC. and

/s/ Myron Mayer
Myron Mayer, Vice-
President of SUPER HYPE
MUSIC, INC. and

/s/ Sheldon Vogel
Sheldon Vogel, Secretary
of SUPER HYPE MUSIC, INC.

2

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

Gerald Wexler, being duly sworn, deposes and says that he is one of the persons who signed the foregoing certificate of merger on behalf of DO-RE MUSIC, INC.; that he signed said certificate in the capacity set opposite or beneath his signature thereon; that he has read the foregoing certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.

/s/ Gerald Wexler

Subscribed and sworn to

before me on January 14, 1970.

/s/ Marvin Katz

MARVIN KATZ
Notary Public, State [ILLEGIBLE]
No. 41-2045
Qualified in [ILLEGIBLE]
Term Expires March 30 [ILLEGIBLE]

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

Myron Mayer, being duly sworn, deposes and says that he is one of the persons who signed the foregoing certificate of merger on behalf of SUPER HYPE MUSIC, INC.; that he signed said certificate in the capacity set opposite or beneath his signature thereon; that he has read the foregoing certificate and knows the contents thereof; and that the statements contained therein are true to his own knowledge.

/s/ Myron Mayer

Subscribed and sworn to
before me on January 14, 1970.

/s/ Marvin Katz

MARVIN KATZ
Notary Public, State [ILLEGIBLE]
No. 41-2045
Qualified in [ILLEGIBLE]
Term Expires March 30 [ILLEGIBLE]

CERTIFICATE OF MERGER

[SEAL]		OF
[ILLEGIBLE] FEB 13 1970
[ILLEGIBLE]	none	SUPER HYPE MUSIC, INC.
[ILLEGIBLE]	[ILLEGIBLE]
		AND	[ILLEGIBLE]
/s/ [ILLEGIBLE]
DO-RE MUSIC, INC.
Secretary of State
By	/s/ [ILLEGIBLE]	INTO
31 ny
DO-RE MUSIC, INC.

Under the name of

SUPER HYPE PUBLISHING, INC.

Legal Department

200 Park Avenue

New York, New York

State of New York

}

ss:

Department of State

}

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on              JANUARY 20, 2004

[SEAL]	/s/ [ILLEGIBLE]
Secretary of State

CERTIFICATE OF INCORPORATION

OF

DO-RE MUSIC, INC.

Under Section 402 of the Business Corporation Law

The undersigned, being a natural person of at least 21 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST:  The name of the corporation is DO-RE MUSIC, INC.

SECOND:  The corporation is formed for the following purpose or purposes:

To acquire by purchase, subscription, contract or otherwise, and to invest in, hold for investment or otherwise, to pledge and otherwise realize upon and to sell, contract to sell and dispose of all forms of securities, and personal and real property, including, but not by way of limitation, shares, stocks, bonds, debentures, warrants, rights, options, certificates of deposit, evidences of indebtedness, certificates of indebtedness, and certificates of interest issued or created, or to be issued or created, in any and all parts of the world by corporations, associations, partnerships, trustees, syndicates, individuals, governments, states, provinces, colonies, districts, municipalities and other political and govenmental divisions or subdivisions or agencies or instrumentalities thereof, or by any combinations, organizations or entities whatsoever, irrespective of their form or in the name by which they may be described; to exercise any and all rights, powers and privileges of individual ownership or interest in respect of any and all such securities, personal and real property, or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities, personal and real property, or evidences of interest therein; and, to the extent permitted by law, to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any bonds or other evidences of indebtedness, or stock or certificates of interest therein, or other securities owned or held by the corporation or by any corporation in which the corporation may have an interest as stockholder or otherwise.

To purchase or otherwise acquire, hold, pledge, hypothecate, sell, exchange, or otherwise dispose of, and generally to deal in, to invest in and to uinderwrite the sale of or subscription to, alone or in syndicates or otherwise in conjunction with others, real and personal property of every sort and description, and wherever situated, including securities (which term shall include, without limitation of the generality thereof, stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets, created or issued by any persons, entities, partnerships, associations, trusts, corporations, syndicates, governments, states, provinces, colonies, districts or subdivisions or agencies or instrumentalities thereof, domestic or foreign); to acquire or become interested in any securities by original subscription, underwritings, participation in underwritings and syndicates or otherwise, including the borrowing thereof for delivery against sales previously made and entering into contracts for future delivery thereof, and to enter trading accounts and joint accounts with respect to such securities; in exchange or in payment for any securities or other property, to issue, in any lawful manner, its own securities, or to make payment therefor by any other lawful means whatsoever; and to exercise as owner or holder of any securities, all rights, powers and privileges in respect thereof.

To promote, take charge of, participate in the management of, or aid in any way now or hereafter permitted by law the formation, management, reorganization, recapitalization, liquidation, consolidation or merger of any corporation, association, partnership, trust, syndicate or entity, public or private, domestic or foreign.

To devise, formulate, prescribe, develop, improve, plan, assemble, lay-out, set-up, prepare, install, revise, manage, supervise, direct, furnish, render, and distribute information, advice, and guidance in respect of, conduct investigations, researches, and analyses concerning, and report the findings and evaluations therefrom, serve as consultants on, and generally maintain and deal in and with, in any lawful capacity, industrial and commercial systems and procedures, and marketing, production, consumer consumption, purchasing, merchandising, trading, management, sales promotion, efficiency, and industrial and personnel relations programs, methods, systems, procedures, projects, devices, facilities, and techniques, and the departments and establishments necessary, useful, or convenient in the operation and management of commercial and industrial enterprises of all kinds in domestic and foreign commerce.

To manage or administer as agent, as permitted by law, the department or departments and facility or facilities, and operation or operations, of any corporation, firm, or person, carrying any authorized business, and to sell or dispose of, receive and make disbursements for, or arrange for the management or administration of the whole or any part of the business or property of any corporation, firm or person, as permitted by law.

To operate, manage, maintain, supervise, and generally conduct, whether as principal, agent, licensor, licensee, and in any other lawful capacity, a general domestic and foreign industrial and commercial, advisory and counselling, marketing, production, consumer consumption, purchasing, merchandising, trading, management, efficiency, and industrial and personnel relations business in all its branches, and, without limiting the generality of the foregoing, to engage, obtain, employ, place, provide, furnish, arrange for, license the use of, negotiate, enter into, execute, acquire, hold, assign, and transfer contracts, options, and rights, for and in respect of, and otherwise generally promote, direct, and deal in and with, as principal and agent, and in any other lawful capacity, the services and employment of personnel skilled and experienced in the supervision, control, operation and maintenance of industrial and commercial management systems, techniques, methods and procedures.

To initiate, negotiate, promote, enter into, and/or perform contracts and arrangements of all kinds, as intermediary, broker, and in any other lawful capacity, for the acquisition and/or disposition of the securities, property, interest, and rights of business, commercial, mercantile, manufacturing, trading, industrial, and service enterprises and of other enterprises of all kinds.

To conduct in all its branches, and to the fullest extent authorized to corporations organized under the Business Corporation Law, a general mortgage, money, loan, real estate, and insurance brokerage business, and, in connection therewith and in furtherance thereof, whether as broker, agent, attorney-in-fact, representative, negotiator, finder, participant, and in any other lawful capacity, to arrange for and coordinate borrowings and loans between and among borrowers and lenders, and to acquire, buy, hold, manage, sell, hypothecate, pledge, exchange, lend money and other consideration and make advances upon, place, arrange, secure, service, extend, renew, make collections upon, and generally deal in and with mortgages, liens, encumbrances, pledges, bonds, debentures, notes, securities, rights, options, obligations, security interests, and other interests relating to real, personal, tangible, intangible, and mixed property of all kinds.

To make contracts, give guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds and other obligations, and secure any of its obligations by mortgage or pledge or all or any of its property or any interest therein, wherever situated, all to the extent permitted by the Business Corporation Law and in furtherance of its corporate purposes.

To make loans both unsecured and secured by liens on real property or tangible or intangible personal property, and to receive therefor notes which may in each instance be equal to, or in excess of, the amount of the loan being made, and to sell the notes so received and to do all things necessary or incidental thereto.  To buy, sell, make advances against and generally deal in accounts and other receivables; to act as factors for manufacturers, merchants and others; to buy, sell, and otherwise deal in merchandise and to make advances on the security thereof, including but not limited to factors’ liens, trust receipts, chattel mortgages, conditional bills of sale, warehouse receipts, warehousemen’s lines and mechanics’ liens; to assume the credit risks of and promote, organize, aid and assist financially or otherwise, any person, firm or corporation engaged in any business whatsoever, and to engage generally in the factoring business and all of its branches, but not to accept or receive deposits or otherwise engage in the business of banking or perform the functions of a bank.

To produce, operate, display, exhibit, and generally deal in and with, in any lawful capacity and by, through, and under any lawful media, any and all kinds of product, service, sales, business, management, efficiency, industrial, technical, commercial, trade, marketing, merchandising, manufacturing, consumer consumption, personnel relations, advertising, instructional, training, advisory, counselling, guidance, scientific, general-interest, entertainment, diversionary, social, and other programs, demonstrations, promotions, documentaries, commentaries, performances, and presentations, and, without limiting the generality of the foregoing, to create, devise, invent, formulate, prepare, manufacture, fabricate, assemble, install, produce, print, exhibit, display, operate, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, consultant, and in any other lawful capacity, motion picture films, video and recorded tapes and transcriptions, slides, cameras, projectors, devices, instruments, machines, equipment, techniques, systems, procedures, programs, and other audio and visual media of all kinds for transmitting, projecting, and relaying pictures, graphic images, and other vocal, audible, aural and visual messages, communications, instructions, and displays of all kinds; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any studios, theaters, laboratories, film, tape, and record libraries, print, storage, catalogue, projection, and other facilities, factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To acquire, hold, own, sell, assign, transfer, license, and to negotiate, enter into, execute, acquire and transfer contracts and options in connection with, and otherwise generally to promote, direct, and deal in and with, in any lawful capacity, works, compositions, books, stories, articles, translations, screen treatments, screenplays, radio and television scripts, dramatizations, recordings, services, talents, performances, renditions and any other professional output of any and all kinds, and the copyrights and other rights therein, of writers, authors, translators, dramatists, playwrights, scenarists, artists, singers, musicians, actors, dancers, performers, entertainers, composers, arrangers, directors, producers, managers, technicians, coaches, commentators, and other personnel necessary or useful in all branches of the literary field and of entertainment.

To acquire, hold, own, sell, assign, transfer, license, and to devise, create, produce, present, sponsor, manage, supervise, conduct, furnish, co-ordinate, promote, publicize, advertise, book, and to negotiate, enter into, execute, and acquire and transfer contracts and options in connection with rights of presentation, and otherwise generally deal in and with, in any lawful capacity, live, stage, motion-picture, television, radio, recorded, and other entertainment, amusement, and diversionary enterprises of all kinds, and the copyrights and other rights therein, and, without limiting the generality of the foregoing, opera, concerts, musicals, musicales, plays, dramas, personal appearances, vaudeville, variety, and other skits, acts, features, episodes, sketches, continuities, serials, sporting, athletic, and other contests and exhibitions, carnivals, pageants, spectacles, tableaux, and other performances and productions.

To purchase, lease, exchange, or otherwise acquire, and to own, hold, operate, and to sell, mortgage, exchange, lease; or otherwise dispose of printing, lithographing, and publishing plants; and to make any and all contracts incidental thereto.

To acquire, own, lease as lessor and lessee, license the the use of as licensor and licensee, manage, maintain, and generally deal in and with, in any lawful capacity, any and all real, personal, and mixed properties, establishments, equipment, and facilities necessary, useful, and convenient in arranging, preparing, presenting, producing, transmitting, retransmitting, telecasting, exhibiting, broadcasting, rebroadcasting, receiving, recording, routing and rerouting, relaying, and generally managing and dealing in and with, the productions, enterprises, and properties of the corporation, and to obtain, receive, grant, transfer, assign, and generally deal in and with contracts, franchises, licensing arrangements, copyrights, and other rights, options, and royalties in connection with the business of the corporation.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire; receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purposes of the business.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements; privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To conduct and carry on a general music publishing and selling business, and, in connection therewith and independent thereof, to acquire, purchase, sell, license the use of, rent, assign, arrange, orchestrate, print, publish, reproduce, develop, copyright, distribute, acquire, grant, and dispose of franchises, concessions, royalties, and other rights in respect of, promote and generally deal in and with, in any lawful capacity, any and all musical selections, musical scores, musical compositions and musical matters of all kinds.

To obtain, engage, employ, supervise, advertise, publish, furnish, provide, book, license the use of, negotiate, enter into, execute, and acquire, hold, assign, and transfer contracts, options, and rights for and in respect of, and otherwise generally promote, direct, and deal in and with, as principal and agent, the songs, lyrics, libretti, scores, orchestrations, arrangements, services, talents, performances, renditions, works, compositions, recordings, transcriptions, broadcasts, telecasts, and other professional output of any and all kinds of song writers, singers, musicians, actors, actresses, dancers, performers, entertainers, composers, lyricists, arrangers, dramatists, playwrights, artists, scenarists, authors, coaches, commentators, directors, producers, managers, technicians, and other personnel necessary or useful in all branches of opera, music, drama, ballet, the theater, motion pictures, radio, television, and other fields of entertainment.

To acquire and hold, sell, assign and transfer copyrights, rights of presentation, licenses, and privileges for songs, scores, arrangements, orchestrations, recordings, broadcasts, telecasts, books, stories, scenarios, articles, plays, and operas, and rights of any other sort used or useful in connection with the business or objects of the corporation; to print or publish or cause to be printed or published, any song, score, arrangement, orchestration, play, scenario, poem, words, or music which the corporation may have the right to print or publish; to sell, distribute, or deal in any matters so printed as the corporation may see fit; and to conduct a general promotion, public relations, and advertising business in all its branches.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a)   inventions, devices, formulae, processes and any improvements and modifications thereof;

(b)   letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c)   franchises, licenses, grants and concessions.

To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the Business Corporation Law subject to any limitations thereof contained in this certificate of incorporation or in the laws of the State of New York.

THIRD:  The office of the corporation is to be located in the City of New York, County of New York, State of New York.

FOURTH:  The aggregate number of shares which the corporation shall have authority to issue is two hundred, all of which are without par value, and all of which are of the same class.

FIFTH:  The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served.  The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: 1841 Broadway, New York, New York, Att: Michael Mayer, Esq.

SIXTH:  The duration of the corporation is to be perpetual.

SEVENTH:  No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired, and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.  Without limiting the generality of the foregoing stated denial of any and all preemptive rights, no holder of shares of any class of the corporation shall have any preemptive rights in respect of the matters, proceedings, or transactions specified in subparagraphs (1) to (6), inclusive, of paragraph (e) of section 622 of the Business Corporation Law.

EIGHTH:  Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the the corporation to be construed as limiting, prohibiting, denying, or abrogating any of the general or specific powers or rights conferred under the Business Corporation Law upon the corporation, upon its shareholders, bondholders, and security holders, and upon its directors, officers, and other corporate personnel, including, in particular, the power of the corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Business Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred by the Business Corporation Law.

Subscribed and affirmed by me as true under the penalties of perjury on December 2, 1969.

/s/ Etta F. Dick
Etta F. Dick, Incorporator
200 Park Avenue
New York, New York 10017